Exhibit 99.1

For Immediate Release

For more information:

Jefferson Harralson

Chief Financial Officer

(864) 240-6208

Jefferson_Harralson@ucbi.com

United Community Banks, Inc. Reports Second Quarter Results

Maintained Strong Balance Sheet, Liquidity and Capital Levels; Annualized Loan Growth of 6.3%

GREENVILLE, SC – July 18, 2023 - United Community Banks, Inc. (NASDAQ: UCBI) (“United”) today announced net income for the second quarter of $63.3 million and pre-tax, pre-provision income of $104.3 million. Diluted earnings per share of $0.53 for the quarter represented an increase of $0.01 or 2% from the first quarter of 2023 and a decrease of $0.08 or 13%, from the second quarter of 2022. Industry-wide deposit price competition drove increased deposit costs, leading to an $11.2 million decrease in net interest revenue for the quarter. This was offset by a decline in quarterly noninterest expenses and an increase in noninterest income. On an operating basis, diluted earnings per share of $0.55 decreased $0.03 or 5% compared to last quarter mainly due to net interest margin compression despite lower noninterest expenses and noninterest income growth. Deposits grew by 4.5% annualized and loans grew at a 6.3% annualized rate during the quarter. Credit continues to perform well, with net charge offs of 20 basis points, up slightly from 17 basis points in the previous quarter.

For the quarter, United’s return on assets was 0.95%, or 1.00% on an operating basis. Return on common equity was 7.5% and return on tangible common equity was 11.4%. On a pre-tax, pre-provision basis, operating return on assets was 1.65% for the quarter. At quarter-end, tangible common equity to tangible assets was 8.21%, up four basis points from the first quarter of 2023.

Chairman and CEO Lynn Harton stated, “We are pleased to continue to perform well despite a challenging interest rate environment. In the face of increased deposit pricing competition, we grew customer deposits and funded solid loan growth. This reflects the strength of our franchise and the loyalty of our customer base. Our loan growth was within our stated target range of mid to high single digits. Higher deposit costs due to mix and rate changes resulted in a lower net interest margin from the previous quarter, however, we still delivered strong returns and continued to strengthen our balance sheet.” Harton continued, “We also completed some important steps with our recent strategic expansions. We completed the operational conversion of Progress, which means they now officially operate under the United Community brand across their outstanding Alabama and Florida Panhandle markets. Just a few weeks ago, on July 1, we completed our merger with First Miami Bancorp and its bank subsidiary, First National Bank of South Miami. We continue to be excited and highly optimistic about what the future holds for these two great partnerships.”

United’s net interest margin decreased by 24 basis points to 3.37% from the first quarter. The average yield on United’s interest-earning assets was up 21 basis points to 4.97%, but its cost of deposits increased by 54 basis points to 1.64%, leading to the reduction in the net interest margin. Net charge-offs were $8.4 million or 0.20% of average loans during the quarter, up three basis points compared to the first quarter of 2023, and NPAs were 40 basis points relative to total assets, up 12 basis points from the previous quarter.

Mr. Harton concluded, “We continue to be pleased with the performance of our teams and our markets during this uncertain economic environment and interest rate driven headwinds. Our focus continues to be putting our clients and communities first and on prudently growing our business. We are very excited about our ability to strengthen our teams and recruit great bankers in the Southeast’s most attractive metropolitan markets and we look forward to continuing to build a great franchise.”

Second Quarter 2023 Financial Highlights:

•	Net income of $63.3 million and pre-tax, pre-provision income of $104.3 million

•	EPS decreased by 13% compared to last year on a GAAP basis and 17% on an operating basis; compared to first quarter 2023, EPS increased 2% on a GAAP basis and decreased 5% on an operating basis

•	Return on assets of 0.95%, or 1.00% on an operating basis

•	Pre-tax, pre-provision return on assets of 1.59%, or 1.65% when excluding merger-related and other charges

•	Return on common equity of 7.5%

•	Return on tangible common equity of 11.4% on an operating basis

•	Loan production of $1.5 billion, resulting in organic loan growth of 6.3% annualized for the quarter

•	Customer deposits, excluding brokered deposits and public funds, were up $109 million or 2.3% annualized from last quarter

•	Total deposits are estimated to be 77% insured or collateralized

•	Net interest margin of 3.37% was down 24 basis points from the first quarter due to increased deposit costs

•	Mortgage closings of $263 million compared to $498 million a year ago; mortgage rate locks of $305 million compared to $597 million a year ago

•	Noninterest income was up $6.2 million on a linked quarter basis with increases across multiple categories including services charges and fees, mortgage loan gains and related fees, as well as a one-time gain from the sale of our corporate benefits business; additionally, there were no losses on the sale of securities in the second quarter compared to $1.6 million in the first quarter

•	Noninterest expenses decreased by $7.4 million compared to the first quarter on a GAAP basis and by $2.4 million on an operating basis, mostly due to a decrease in salaries and employee benefits expenses and lower merger-related and other charges

•	Efficiency ratio of 55.7%, or 54.2% on an operating basis

•	Net charge-offs of $8.4 million, or 20 basis points as a percent of average loans, up three basis points from the net charge-offs level experienced in the first quarter

•	Nonperforming assets of 0.40% of total assets, up 12 basis points compared to March 31, 2023

•	Quarterly common shareholder dividend of $0.23 per share declared during the quarter, an increase of 10% year-over-year

Conference Call

United will hold a conference call on Wednesday, July 19, 2023, at 11 a.m. ET to discuss the contents of this press release and to share business highlights for the quarter. Participants can pre-register for the conference call by navigating to https://dpregister.com/sreg/10180523/f9d90a99ea. Those without internet access or who are unable to pre-register may dial in by calling 1-866-777-2509. Participants are encouraged to dial in 15 minutes prior to the call start time. The conference call also will be webcast and available for replay by selecting “Events and Presentations” under “News and Events” within the Investor Relations section of United’s website at www.ucbi.com.

UNITED COMMUNITY BANKS, INC.

Selected Financial Information

(in thousands, except per share data)

	2023		2022			Second Quarter	For the Six Months Ended June 30,		YTD
	Second	First	Fourth	Third	Second	2023 - 2022			2023 - 2022
	Quarter	Quarter	Quarter	Quarter	Quarter	Change	2023	2022	Change
INCOME SUMMARY
Interest revenue	$295,775	$279,487	$240,831	$213,887	$187,378		$575,262	$358,437
Interest expense	95,489	68,017	30,943	14,113	8,475		163,506	15,742
Net interest revenue	200,286	211,470	209,888	199,774	178,903	12%	411,756	342,695	20%
Provision for credit losses	22,753	21,783	19,831	15,392	5,604		44,536	28,690
Noninterest income	36,387	30,209	33,354	31,922	33,458	9	66,596	72,431	(8)
Total revenue	213,920	219,896	223,411	216,304	206,757	3	433,816	386,436	12
Noninterest expenses	132,407	139,805	117,329	112,755	120,790	10	272,212	240,065	13
Income before income tax expense	81,513	80,091	106,082	103,549	85,967	(5)	161,604	146,371	10
Income tax expense	18,225	17,791	24,632	22,388	19,125	(5)	36,016	31,510	14
Net income	63,288	62,300	81,450	81,161	66,842	(5)	125,588	114,861	9
Merger-related and other charges	3,645	8,631	1,470	1,746	7,143		12,276	16,159
Income tax benefit of merger-related and other charges	(820)	(1,955)	(323)	(385)	(1,575)		(2,775)	(3,538)
Net income - operating (1)	$66,113	$68,976	$82,597	$82,522	$72,410	(9)	$135,089	$127,482	6
Pre-tax pre-provision income (5)	$104,266	$101,874	$125,913	$118,941	$91,571	14	$206,140	$175,061	18
PERFORMANCE MEASURES
Per common share:
Diluted net income - GAAP	$0.53	$0.52	$0.74	$0.74	$0.61	(13)	$1.05	$1.04	1
Diluted net income - operating (1)	0.55	0.58	0.75	0.75	0.66	(17)	1.13	1.16	(3)
Cash dividends declared	0.23	0.23	0.22	0.22	0.21	10	0.46	0.42	10
Book value	25.98	25.76	24.38	23.78	23.96	8	25.98	23.96	8
Tangible book value (3)	17.83	17.59	17.13	16.52	16.68	7	17.83	16.68	7
Key performance ratios:
Return on common equity - GAAP (2)(4)	7.47%	7.34%	10.86%	11.02%	9.31%		7.41%	8.07%
Return on common equity - operating (1)(2)(4)	7.82	8.15	11.01	11.21	10.10		7.98	8.98
Return on tangible common equity - operating (1)(2)(3)(4)	11.35	11.63	15.20	15.60	14.20		11.49	12.62
Return on assets - GAAP (4)	0.95	0.95	1.33	1.32	1.08		0.95	0.93
Return on assets - operating (1)(4)	1.00	1.06	1.35	1.34	1.17		1.03	1.03
Return on assets - pre-tax pre-provision (4)(5)	1.59	1.58	2.07	1.94	1.49		1.58	1.43
Return on assets - pre-tax pre-provision, excluding merger- related and other charges (1)(4)(5)	1.65	1.71	2.09	1.97	1.60		1.68	1.56
Net interest margin (fully taxable equivalent) (4)	3.37	3.61	3.76	3.57	3.19		3.49	3.08
Efficiency ratio - GAAP	55.71	57.20	47.95	48.41	56.58		56.46	57.00
Efficiency ratio - operating (1)	54.17	53.67	47.35	47.66	53.23		53.92	53.16
Equity to total assets	11.89	11.90	11.25	11.12	10.95		11.89	10.95
Tangible common equity to tangible assets (3)	8.21	8.17	7.88	7.70	7.59		8.21	7.59
ASSET QUALITY
Nonperforming assets ("NPAs")	$103,737	$73,403	$44,281	$35,511	$34,428	201	$103,737	$34,428	201
Allowance for credit losses - loans	190,705	176,534	159,357	148,502	136,925	39	190,705	136,925	39
Allowance for credit losses - total	212,277	197,923	180,520	167,300	153,042	39	212,277	153,042	39
Net charge-offs (recoveries)	8,399	7,084	6,611	1,134	(1,069)		15,483	1,909
Allowance for credit losses - loans to loans	1.10%	1.03%	1.04%	1.00%	0.94%		1.10%	0.94%
Allowance for credit losses - total to loans	1.22	1.16	1.18	1.12	1.05		1.22	1.05
Net charge-offs to average loans (4)	0.20	0.17	0.17	0.03	(0.03)		0.18	0.03
NPAs to total assets	0.40	0.28	0.18	0.15	0.14		0.40	0.14
AT PERIOD END ($ in millions)
Loans	$17,395	$17,125	$15,335	$14,882	$14,541	20	$17,395	$14,541	20
Investment securities	5,914	5,915	6,228	6,539	6,683	(12)	5,914	6,683	(12)
Total assets	26,120	25,872	24,009	23,688	24,213	8	26,120	24,213	8
Deposits	22,252	22,005	19,877	20,321	20,873	7	22,252	20,873	7
Shareholders’ equity	3,106	3,078	2,701	2,635	2,651	17	3,106	2,651	17
Common shares outstanding (thousands)	115,266	115,152	106,223	106,163	106,034	9	115,266	106,034	9

(1) Excludes merger-related and other charges. (2) Net income less preferred stock dividends, divided by average realized common equity, which excludes accumulated other comprehensive income (loss). (3) Excludes effect of acquisition related intangibles and associated amortization. (4) Annualized. (5) Excludes income tax expense and provision for credit losses.

UNITED COMMUNITY BANKS, INC.

Non-GAAP Performance Measures Reconciliation

Selected Financial Information

(in thousands, except per share data)

	2023		2022			For the Six Months Ended June 30,
	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	2023	2022
Noninterest expense reconciliation
Noninterest expenses (GAAP)	$132,407	$139,805	$117,329	$112,755	$120,790	$272,212	$240,065
Merger-related and other charges	(3,645)	(8,631)	(1,470)	(1,746)	(7,143)	(12,276)	(16,159)
Noninterest expenses - operating	$128,762	$131,174	$115,859	$111,009	$113,647	$259,936	$223,906

Net income reconciliation
Net income (GAAP)	$63,288	$62,300	$81,450	$81,161	$66,842	$125,588	$114,861
Merger-related and other charges	3,645	8,631	1,470	1,746	7,143	12,276	16,159
Income tax benefit of merger-related and other charges	(820)	(1,955)	(323)	(385)	(1,575)	(2,775)	(3,538)
Net income - operating	$66,113	$68,976	$82,597	$82,522	$72,410	$135,089	$127,482

Net income to pre-tax pre-provision income reconciliation
Net income (GAAP)	$63,288	$62,300	$81,450	$81,161	$66,842	$125,588	$114,861
Income tax expense	18,225	17,791	24,632	22,388	19,125	36,016	31,510
Provision for credit losses	22,753	21,783	19,831	15,392	5,604	44,536	28,690
Pre-tax pre-provision income	$104,266	$101,874	$125,913	$118,941	$91,571	$206,140	$175,061

Diluted income per common share reconciliation
Diluted income per common share (GAAP)	$0.53	$0.52	$0.74	$0.74	$0.61	$1.05	$1.04
Merger-related and other charges, net of tax	0.02	0.06	0.01	0.01	0.05	0.08	0.12
Diluted income per common share - operating	$0.55	$0.58	$0.75	$0.75	$0.66	$1.13	$1.16

Book value per common share reconciliation
Book value per common share (GAAP)	$25.98	$25.76	$24.38	$23.78	$23.96	$25.98	$23.96
Effect of goodwill and other intangibles	(8.15)	(8.17)	(7.25)	(7.26)	(7.28)	(8.15)	(7.28)
Tangible book value per common share	$17.83	$17.59	$17.13	$16.52	$16.68	$17.83	$16.68

Return on tangible common equity reconciliation
Return on common equity (GAAP)	7.47%	7.34%	10.86%	11.02%	9.31%	7.41%	8.07%
Merger-related and other charges, net of tax	0.35	0.81	0.15	0.19	0.79	0.57	0.91
Return on common equity - operating	7.82	8.15	11.01	11.21	10.10	7.98	8.98
Effect of goodwill and other intangibles	3.53	3.48	4.19	4.39	4.10	3.51	3.64
Return on tangible common equity - operating	11.35%	11.63%	15.20%	15.60%	14.20%	11.49%	12.62%

Return on assets reconciliation
Return on assets (GAAP)	0.95%	0.95%	1.33%	1.32%	1.08%	0.95%	0.93%
Merger-related and other charges, net of tax	0.05	0.11	0.02	0.02	0.09	0.08	0.10
Return on assets - operating	1.00%	1.06%	1.35%	1.34%	1.17%	1.03%	1.03%

Return on assets to return on assets- pre-tax pre-provision reconciliation
Return on assets (GAAP)	0.95%	0.95%	1.33%	1.32%	1.08%	0.95%	0.93%
Income tax expense	0.29	0.29	0.41	0.37	0.32	0.28	0.26
Provision for credit losses	0.35	0.34	0.33	0.25	0.09	0.35	0.24
Return on assets - pre-tax, pre-provision	1.59	1.58	2.07	1.94	1.49	1.58	1.43
Merger-related and other charges	0.06	0.13	0.02	0.03	0.11	0.10	0.13
Return on assets - pre-tax pre-provision, excluding merger-related and other charges	1.65%	1.71%	2.09%	1.97%	1.60%	1.68%	1.56%

Efficiency ratio reconciliation
Efficiency ratio (GAAP)	55.71%	57.20%	47.95%	48.41%	56.58%	56.46%	57.00%
Merger-related and other charges	(1.54)	(3.53)	(0.60)	(0.75)	(3.35)	(2.54)	(3.84)
Efficiency ratio - operating	54.17%	53.67%	47.35%	47.66%	53.23%	53.92%	53.16%

Tangible common equity to tangible assets reconciliation
Equity to total assets (GAAP)	11.89%	11.90%	11.25%	11.12%	10.95%	11.89%	10.95%
Effect of goodwill and other intangibles	(3.31)	(3.36)	(2.97)	(3.01)	(2.96)	(3.31)	(2.96)
Effect of preferred equity	(0.37)	(0.37)	(0.40)	(0.41)	(0.40)	(0.37)	(0.40)
Tangible common equity to tangible assets	8.21%	8.17%	7.88%	7.70%	7.59%	8.21%	7.59%

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Loan Portfolio Composition at Period-End

	2023		2022			Linked	Year over
(in millions)	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	Quarter Change	Year Change
LOANS BY CATEGORY
Owner occupied commercial RE	$3,111	$3,141	$2,735	$2,700	$2,681	$(30)	$430
Income producing commercial RE	3,670	3,611	3,262	3,299	3,273	59	397
Commercial & industrial	2,550	2,442	2,252	2,238	2,253	108	297
Commercial construction	1,739	1,806	1,598	1,514	1,514	(67)	225
Equipment financing	1,510	1,447	1,374	1,281	1,211	63	299
Total commercial	12,580	12,447	11,221	11,032	10,932	133	1,648
Residential mortgage	2,905	2,756	2,355	2,149	1,997	149	908
Home equity lines of credit	927	930	850	832	801	(3)	126
Residential construction	463	492	443	423	381	(29)	82
Manufactured housing	340	326	317	301	287	14	53
Consumer	180	174	149	145	143	6	37
Total loans	$17,395	$17,125	$15,335	$14,882	$14,541	$270	$2,854

LOANS BY MARKET
Georgia	$4,281	$4,177	$4,051	$4,003	$3,960	$104	$321
South Carolina	2,750	2,672	2,587	2,516	2,377	78	373
North Carolina	2,355	2,257	2,186	2,117	2,006	98	349
Tennessee	2,387	2,458	2,507	2,536	2,621	(71)	(234)
Florida	1,708	1,745	1,308	1,259	1,235	(37)	473
Alabama	1,062	1,029	—	—	—	33	1,062
Commercial Banking Solutions	2,852	2,787	2,696	2,451	2,342	65	510
Total loans	$17,395	$17,125	$15,335	$14,882	$14,541	$270	$2,854

UNITED COMMUNITY BANKS, INC.

Financial Highlights

Credit Quality

(in thousands)

	2023		2022
	Second Quarter	First Quarter	Fourth Quarter
NONACCRUAL LOANS
Owner occupied RE	$3,471	$1,000	$523
Income producing RE	32,542	10,603	3,885
Commercial & industrial	30,823	33,276	14,470
Commercial construction	115	475	133
Equipment financing	8,989	5,044	5,438
Total commercial	75,940	50,398	24,449
Residential mortgage	11,419	11,280	10,919
Home equity lines of credit	2,777	2,377	1,888
Residential construction	1,682	143	405
Manufactured housing	10,782	8,542	6,518
Consumer	19	55	53
Total nonaccrual loans	102,619	72,795	44,232
OREO and repossessed assets	1,118	608	49
Total NPAs	$103,737	$73,403	$44,281

	2023				2022
	Second Quarter		First Quarter		Fourth Quarter
(in thousands)	Net Charge- Offs	Net Charge- Offs to Average Loans (1)	Net Charge- Offs	Net Charge- Offs to Average Loans (1)	Net Charge- Offs	Net Charge- Offs to Average Loans (1)
NET CHARGE-OFFS (RECOVERIES) BY CATEGORY
Owner occupied RE	$(205)	(0.03)%	$90	0.01%	$(130)	(0.02)%
Income producing RE	1,184	0.13	2,306	0.26	(113)	(0.01)
Commercial & industrial	2,746	0.44	225	0.04	4,577	0.81
Commercial construction	(105)	(0.02)	(37)	(0.01)	(77)	(0.02)
Equipment financing	2,537	0.69	3,375	0.93	1,658	0.50
Total commercial	6,157	0.20	5,959	0.20	5,915	0.21
Residential mortgage	(43)	(0.01)	(87)	(0.01)	(33)	(0.01)
Home equity lines of credit	(59)	(0.03)	33	0.01	(89)	(0.04)
Residential construction	623	0.53	(15)	(0.01)	(23)	(0.02)
Manufactured housing	620	0.75	628	0.76	246	0.32
Consumer	1,101	2.51	566	1.37	595	1.61
Total	$8,399	0.20	$7,084	0.17	$6,611	0.17

(1)  Annualized.

UNITED COMMUNITY BANKS, INC.
Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)	June 30, 2023	December 31, 2022
ASSETS
Cash and due from banks	$267,075	$195,771
Interest-bearing deposits in banks	443,661	316,082
Federal funds and other short-term investments	—	135,000
Cash and cash equivalents	710,736	646,853
Debt securities available-for-sale	3,359,989	3,614,333
Debt securities held-to-maturity (fair value $2,132,396 and $2,191,073, respectively)	2,553,835	2,613,648
Loans held for sale	27,104	13,600
Loans and leases held for investment	17,394,845	15,334,627
Less allowance for credit losses - loans and leases	(190,705)	(159,357)
Loans and leases, net	17,204,140	15,175,270
Premises and equipment, net	353,317	298,456
Bank owned life insurance	342,966	299,297
Goodwill and other intangible assets, net	957,823	779,248
Other assets	610,287	568,179
Total assets	$26,120,197	$24,008,884
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$6,970,668	$7,643,081
NOW and interest-bearing demand	5,076,371	4,350,878
Money market	5,036,665	4,510,680
Savings	1,261,138	1,456,337
Time	3,265,230	1,781,482
Brokered	641,916	134,049
Total deposits	22,251,988	19,876,507
Short-term borrowings	—	158,933
Federal Home Loan Bank advances	—	550,000
Long-term debt	324,754	324,663
Accrued expenses and other liabilities	437,864	398,107
Total liabilities	23,014,606	21,308,210
Shareholders' equity:
Preferred stock; $1 par value; 10,000,000 shares authorized; 3,989 and 4,000 shares Series I issued and outstanding, respectively, $25,000 per share liquidation preference	96,165	96,422
Common stock, $1 par value; 200,000,000 shares authorized, 115,265,912 and 106,222,758 shares issued and outstanding, respectively	115,266	106,223
Common stock issuable; 587,775 and 607,128 shares, respectively	12,228	12,307
Capital surplus	2,610,523	2,306,366
Retained earnings	577,316	508,844
Accumulated other comprehensive loss	(305,907)	(329,488)
Total shareholders' equity	3,105,591	2,700,674
Total liabilities and shareholders' equity	$26,120,197	$24,008,884

UNITED COMMUNITY BANKS, INC.
Consolidated Statements of Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per share data)	2023	2022	2023	2022
Interest revenue:
Loans, including fees	$250,484	$155,266	$486,915	$302,007
Investment securities, including tax exempt of $1,731, $2,539, $3,841 and $5,194, respectively	41,060	30,425	81,046	54,090
Deposits in banks and short-term investments	4,231	1,687	7,301	2,340
Total interest revenue	295,775	187,378	575,262	358,437

Interest expense:
Deposits:
NOW and interest-bearing demand	27,597	2,163	45,196	3,632
Money market	33,480	1,515	58,546	2,527
Savings	702	87	1,240	159
Time	27,438	537	42,096	1,115
Deposits	89,217	4,302	147,078	7,433
Short-term borrowings	1,849	—	2,997	—
Federal Home Loan Bank advances	649	—	5,761	—
Long-term debt	3,774	4,173	7,670	8,309
Total interest expense	95,489	8,475	163,506	15,742
Net interest revenue	200,286	178,903	411,756	342,695
Provision for credit losses	22,753	5,604	44,536	28,690
Net interest revenue after provision for credit losses	177,533	173,299	367,220	314,005

Noninterest income:
Service charges and fees	9,777	10,005	18,476	19,075
Mortgage loan gains and other related fees	6,584	6,971	11,105	23,123
Wealth management fees	5,600	5,985	11,324	11,880
Gains from sales of other loans, net	2,305	3,800	4,221	6,998
Lending and loan servicing fees	2,978	1,586	6,994	4,572
Securities losses, net	—	46	(1,644)	(3,688)
Other	9,143	5,065	16,120	10,471
Total noninterest income	36,387	33,458	66,596	72,431
Total revenue	213,920	206,757	433,816	386,436

Noninterest expenses:
Salaries and employee benefits	76,250	69,233	154,948	140,239
Communications and equipment	10,744	9,675	20,752	18,923
Occupancy	10,194	8,865	20,083	18,243
Advertising and public relations	2,314	2,300	4,663	3,788
Postage, printing and supplies	2,382	1,999	4,919	4,118
Professional fees	6,592	5,402	12,664	9,849
Lending and loan servicing expense	2,530	3,047	4,849	5,413
Outside services - electronic banking	2,660	2,947	6,085	5,470
FDIC assessments and other regulatory charges	4,142	2,267	8,143	4,440
Amortization of intangibles	3,421	1,736	6,949	3,529
Merger-related and other charges	3,645	7,143	12,276	16,159
Other	7,533	6,176	15,881	9,894
Total noninterest expenses	132,407	120,790	272,212	240,065
Income before income taxes	81,513	85,967	161,604	146,371
Income tax expense	18,225	19,125	36,016	31,510
Net income	63,288	66,842	125,588	114,861
Preferred stock dividends	1,719	1,719	3,438	3,438
Earnings allocated to participating securities	342	362	680	596
Net income available to common shareholders	$61,227	$64,761	$121,470	$110,827

Net income per common share:
Basic	$0.53	$0.61	$1.05	$1.04
Diluted	0.53	0.61	1.05	1.04
Weighted average common shares outstanding:
Basic	115,774	106,610	115,614	106,580
Diluted	115,869	106,716	115,795	106,697

Average Consolidated Balance Sheets and Net Interest Analysis
For the Three Months Ended June 30,

	2023			2022
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$17,166,129	$250,472	5.85%	$14,382,324	$155,184	4.33%
Taxable securities (3)	5,956,193	39,329	2.64	6,436,992	27,886	1.73
Tax-exempt securities (FTE) (1)(3)	369,364	2,323	2.52	490,659	3,410	2.78
Federal funds sold and other interest-earning assets	461,022	4,658	4.05	1,302,935	2,066	0.64
Total interest-earning assets (FTE)	23,952,708	296,782	4.97	22,612,910	188,546	3.34

Noninterest-earning assets:
Allowance for credit losses	(181,769)			(135,392)
Cash and due from banks	251,691			203,291
Premises and equipment	345,771			286,417
Other assets (3)	1,500,827			1,286,107
Total assets	$25,869,228			$24,253,333

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$4,879,591	27,597	2.27	$4,561,162	2,163	0.19
Money market	5,197,789	33,480	2.58	5,019,420	1,515	0.12
Savings	1,306,394	702	0.22	1,496,414	87	0.02
Time	2,976,482	22,471	3.03	1,671,632	491	0.12
Brokered time deposits	423,536	4,967	4.70	65,081	46	0.28
Total interest-bearing deposits	14,783,792	89,217	2.42	12,813,709	4,302	0.13
Federal funds purchased and other borrowings	145,233	1,849	5.11	66	—	—
Federal Home Loan Bank advances	50,989	649	5.11	—	—	—
Long-term debt	324,740	3,774	4.66	324,301	4,173	5.16
Total borrowed funds	520,962	6,272	4.83	324,367	4,173	5.16
Total interest-bearing liabilities	15,304,754	95,489	2.50	13,138,076	8,475	0.26

Noninterest-bearing liabilities:
Noninterest-bearing deposits	7,072,760			8,025,947
Other liabilities	385,324			397,890
Total liabilities	22,762,838			21,561,913
Shareholders' equity	3,106,390			2,691,420
Total liabilities and shareholders' equity	$25,869,228			$24,253,333

Net interest revenue (FTE)		$201,293			$180,071
Net interest-rate spread (FTE)			2.47%			3.08%
Net interest margin (FTE) (4)			3.37%			3.19%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Unrealized gains and losses on securities, including those related to the transfer from AFS to HTM, have been reclassified to other assets. Pretax unrealized losses of $389 million in 2023 and pretax unrealized losses of $271 million in 2022 are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net interest revenue divided by average interest-earning assets.

Average Consolidated Balance Sheets and Net Interest Analysis
For the Six Months Ended June 30,

	2023			2022
(dollars in thousands, fully taxable equivalent (FTE))	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Assets:
Interest-earning assets:
Loans, net of unearned income (FTE) (1)(2)	$17,032,493	$487,002	5.77%	$14,308,585	$301,821	4.25%
Taxable securities (3)	6,007,471	77,205	2.57	6,142,723	48,896	1.59
Tax-exempt securities (FTE) (1)(3)	395,827	5,157	2.61	500,750	6,976	2.79
Federal funds sold and other interest-earning assets	466,642	8,010	3.46	1,604,995	3,086	0.39
Total interest-earning assets (FTE)	23,902,433	577,374	4.87	22,557,053	360,779	3.22

Non-interest-earning assets:
Allowance for loan losses	(174,716)			(124,384)
Cash and due from banks	261,397			184,751
Premises and equipment	337,499			281,842
Other assets (3)	1,492,926			1,329,359
Total assets	$25,819,539			$24,228,621

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW and interest-bearing demand	$4,690,798	45,196	1.94	$4,613,838	3,632	0.16
Money market	5,210,457	58,546	2.27	5,064,866	2,527	0.10
Savings	1,361,357	1,240	0.18	1,466,812	159	0.02
Time	2,664,269	34,784	2.63	1,715,022	1,025	0.12
Brokered time deposits	316,470	7,312	4.66	72,048	90	0.25
Total interest-bearing deposits	14,243,351	147,078	2.08	12,932,586	7,433	0.12
Federal funds purchased and other borrowings	126,697	2,997	4.77	337	—	—
Federal Home Loan Bank advances	250,912	5,761	4.63	—	—	—
Long-term debt	324,721	7,670	4.76	321,663	8,309	5.21
Total borrowed funds	702,330	16,428	4.72	322,000	8,309	5.20
Total interest-bearing liabilities	14,945,681	163,506	2.21	13,254,586	15,742	0.24

Noninterest-bearing liabilities:
Noninterest-bearing deposits	7,383,575			7,847,284
Other liabilities	371,422			388,162
Total liabilities	22,700,678			21,490,032
Shareholders' equity	3,118,861			2,738,589
Total liabilities and shareholders' equity	$25,819,539			$24,228,621

Net interest revenue (FTE)		$413,868			$345,037
Net interest-rate spread (FTE)			2.66%			2.98%
Net interest margin (FTE) (4)			3.49%			3.08%

(1)	Interest revenue on tax-exempt securities and loans has been increased to reflect comparable interest on taxable securities and loans. The rate used was 26%, reflecting the statutory federal income tax rate and the federal tax adjusted state income tax rate.
(2)	Included in the average balance of loans outstanding are loans on which the accrual of interest has been discontinued and loans that are held for sale.
(3)	Unrealized gains and losses on securities, including those related to the transfer from AFS to HTM, have been reclassified to other assets. Pretax unrealized losses of $404 million in 2023 and pretax unrealized losses of $175 million in 2022, respectively, are included in other assets for purposes of this presentation.
(4)	Net interest margin is taxable equivalent net-interest revenue divided by average interest-earning assets.

About United Community Banks, Inc.

United Community Banks, Inc. (NASDAQ: UCBI) is a top 100 U.S. financial institution with $26.1 billion in assets as of June 30, 2023, and through its subsidiaries, provides a full range of banking, wealth management and mortgage services. United Community Banks, Inc. is the financial holding company for United Community Bank (“United Community”) which has 212 offices across Alabama, Florida, Georgia, North Carolina, South Carolina, and Tennessee, as well as a national SBA lending franchise and a national equipment financing subsidiary. United Community is committed to improving the financial health and well-being of its customers and ultimately the communities it serves. Among other awards, United Community is a nine-time winner of the J.D. Power award that ranked the bank #1 in customer satisfaction with consumer banking in the Southeast and was recognized in 2023 by Forbes as one of the World’s Best Banks and one of America’s Best Banks. The bank is also a multi-award recipient of the Greenwich Excellence Awards, including the 2022 awards for Small Business Banking-Likelihood to Recommend (South) and Overall Satisfaction (South), and was named one of the "Best Banks to Work For" by American Banker in 2022 for the sixth consecutive year. Additional information about United can be found at www.ucbi.com.

Non-GAAP Financial Measures

This press release, including the accompanying financial statement tables, contains financial information determined by methods other than in accordance with generally accepted accounting principles, or GAAP. This financial information includes certain operating performance measures, which exclude merger-related and other charges that are not considered part of recurring operations, such as “operating net income,” “pre-tax, pre-provision income,” “operating net income per diluted common share,” “operating earnings per share,” “tangible book value per common share,” “operating return on common equity,” “operating return on tangible common equity,” “operating return on assets,” “return on assets - pre-tax, pre-provision, excluding merger-related and other charges,” “return on assets - pre-tax, pre-provision,” “operating efficiency ratio,” and “tangible common equity to tangible assets.” These non-GAAP measures are included because United believes they may provide useful supplemental information for evaluating United’s underlying performance trends. These measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non-GAAP measures that may be presented by other companies. To the extent applicable, reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP are included with the accompanying financial statement tables.

Caution About Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, and include statements related to potential benefits of the First Miami merger, and the strength of our pipelines and their ability to support business growth across our markets and our belief that our high-quality balance sheet and business mix will support strong performance regardless of future economic conditions. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to (1) the risk that the cost savings and any revenue synergies from the merger may not be realized or take longer than anticipated to be realized, (2) disruption of customer, supplier, employee or other business partner relationships as a result of the merger, (3) reputational risk and the reaction of each of the companies’ customers, suppliers, employees or other business partners to the merger, (4) the risks relating to the integration of First Miami’s operations into the operations of United, including the risk that such integration will be materially delayed or will be more costly or difficult than expected, (5) the risks associated with United’s pursuit of future acquisitions, (6) the risk associated with expansion into new geographic or product markets, (7) the dilution caused by United’s issuance of additional shares of its common stock in the merger, and (8) general competitive, economic, political and market conditions. Further information regarding additional factors which could affect the forward-looking statements contained in this press release can be found in the cautionary language included under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in United’s Annual Report on Form 10-K for the year ended December 31, 2022, and other documents subsequently filed by United with the United States Securities and Exchange Commission (“SEC”).

Many of these factors are beyond United’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and United undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for United to predict their occurrence or how they will affect United.

United qualifies all forward-looking statements by these cautionary statements.

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